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[SEAL OF THE STATE                                                 EXHIBIT 3.1.4
OF MISSOURI]


                                                    STATE OF MISSOURI
                                       REBECCA MCDOWELL COOK, SECRETARY OF STATE
                                        P.O. BOX 778, JEFFERSON CITY, MO. 65102

                                                 Corporation Division

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.       The present name of the Corporation is PREMIER BANCSHARES, INC.
                                                --------------------------------

         -----------------------------------------------------------------------

         The name under which it was originally organized was PREMIER
         BANCSHARES, INC.                                     ------------------
         -----------------------------------------------------------------------

2.       An amendment to the Corporation's Articles of Incorporation was adopted
         by the shareholders on                    APRIL 8, 1998               .
                                ------------------------------------------------

3.       Article Number 3 is amended to read as follows:

         The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be 100,000 shares of common stock each with a par value of One Dollar ($1.00).







                 (If more than one article is to be amended or
                    more space is needed attach fly sheet.)


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4.       Of the 38,905 shares outstanding, 38,905 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

         Class                     Number of Outstanding Shares
         COMMON                              38,905




5. The number of shares voted for and against the amendment was as follows:

         Class              No Voted For               No. Voted Against
         COMMON                26,884                          -0-


6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:


                                   $100,000.00


         If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:



                                       N/A


7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

                                       N/A



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IN WITNESS WHEREOF, the undersigned, BRUCE W. WILEY, PRESIDENT President or

___________________________________________ has executed this instrument and its
             Vice President

SECRETARY has affixed its corporate seal hereto and attested said seal on the 14th day of APRIL, 1998.




                PLACE                             PREMIER BANCSHARES, INC.
            CORPORATE SEAL                   ----------------------------------
                HERE                                Name of Corporation
     (IF NO SEAL, STATE "NONE.")

ATTEST:
                                          By  /s/ Bruce W. Wiley
------------------------------               ----------------------------------
     Secretary                                     President

State of Missouri    }  SS.
County of Cole


I, ROBERT W. KUCSIK, a Notary Public, do hereby certif that on this 14th day of APRIL, 19 98, personally appeared before me BRUCE W. WILEY who, being by me first duly sworn, declared that he is the PRESIDENT OF PREMIER BANCSHARES, INC. that he signed the foregoing documents as PRESIDENT of the corporation, and that the statements therein contained are true.


(Notarial Seal)                                 /s/ Robert W. Kucsik
                                               --------------------------------

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    ROBERT W. KUCSIK                                 Notary Public
      NOTARY PUBLIC                          My commission expires 10/7/2001
       NOTARY SEAL                                                 ---------
    STATE OF MISSOURI